FOR IMMEDIATE RELEASE
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                       JUNIPER PARTNERS ACQUISITION CORP.
                   ANNOUNCES EXERCISE OF OVER-ALLOTMENT OPTION
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         NEW YORK, NEW YORK, July 29, 2005 - Juniper Partners Acquisition Corp.
(OTC Bulletin Board: JNPPU and JNPPZ) announces today the exercise of the over-allotment option relating to its initial public offering for 16,000 Series
A Units and 187,500 Series B Units generating additional gross proceeds of
$2,061,750. Each Series A Unit consists of two shares of Common Stock, five
Class W Warrants and five Class Z Warrants and was sold at $10.50 per unit. Each
Series B Unit consists of two shares of Class B Common Stock, one Class W
Warrant and one Class Z Warrant and was sold at $10.10 per unit. Aggregate proceeds from the initial public offering, including proceeds derived from the exercise of the over-allotment option, are $17,311,750. Of this amount,
$14,518,750 was placed in trust. HCFP/Brenner Securities LLC acted as representative of the underwriters for the initial public offering. A copy of the prospectus may be obtained from HCFP/Brenner Securities LLC, 888 Seventh
Avenue, 17th Floor, New York, New York 10106.

         Juniper Partners Acquisition Corp. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business. The Company's efforts in identifying a prospective target business will not be limited to a particular industry although it intends to initially focus on the media and entertainment industry.

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